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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ====================

                                    FORM 8-K
                              ====================

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 10, 1999
                          ---------------------------
                Date of Report (Date of earliest event reported)

                               CELADON GROUP, INC.
             (exact name of registrant as specified in its charter)

       DELAWARE                      0-23192                  13-3361050
 ---------------------------    ----------------------  ---------------------

(State or other jurisdiction    Commission File Number  (I.R.S. Employer Number)
of incorporation or
organization)

               One Celadon Drive, Indianapolis, Indiana 46235-4207
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               (Address of Principal Executive Offices) (Zip Code)

                                 (317) 972-7000
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              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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    ITEM 2.   Acquisition or Disposition of Assets

          On August 10, 1999, Celadon Group, Inc. (the "Company")and Zipp Express, Inc. ("Zipp Express"), a wholly-owned subsidiary of the Company (the Company and Zipp Express collectively, the "Purchaser"), acquired certain assets of Zipp -- Express, Inc., an Indiana corporation ("Express") and Zipp Logistics, LLC, an Indiana limited liability company ("Logistics"), pursuant to an ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into by and among the Company, Zipp Express, Express, Logistics and Jerry L. Closser, Daniel J. Frieden, Ernest F. Krebs and Richard E. Williamson (collectively referred to herein as the "Shareholders"). Express, Logistics and the Shareholders are referred to herein collectively, and when the context so requires, individually as "Seller". A copy of the Asset Purchase Agreement is annexed hereto as Exhibit 2.1.

          Pursuant to the Agreement, the Purchaser has purchased (i) all Equipment, Inventory, and Real Property Improvements (each of the forgoing as defined in the Agreement); (ii) Express' intellectual property (including, without limitation, all trademark, servicemark, trade name or copyright rights and all trade secrets, know-how and proprietary information and processes), contract and warranty rights, business records, prepaid expenses, licenses and permits (to the extent transferable and/or assignable), accounts receivable, and claims, counterclaims and rights of setoff;(iii) certain of Express' Real Property; and (iv) certain other assets owned by Express prior to the closing (collectively, the "Assets"). All of the Assets were used in or relate to Express and Logistics business as a provider of transportation services to and from Mexico and throughout the Midwest and will be used by Purchaser in or in connection with its transportation services offered from the United States and Canada to and from Mexico. In addition, several members of Express' management team have signed employment contracts with Purchaser.

          Purchaser has assumed only certain limited liabilities of Express. As consideration for the purchase of the Assets, Purchaser has paid to the Seller the sum of Twenty-Five Million Seven Hundred Seven Thousand Four Hundred Fifty-Five Dollars ($25,707,455.00), subject to adjustment as provided in
Section 1.6.5 of the Agreement. The funds needed to pay the Purchase Price were obtained by the Purchaser from its newly completed $60 million banking facility with ING Barings. The new banking arrangement includes a $30 million revolving loan and a $30 million term loan.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
             AND EXHIBITS.

(a)and (b)   The financial information required by  these items will be filed by amendment not later than 60 days after the filing of this initial report.

(c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:


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2.1      Asset Purchase  Agreement  dated  as of  August 10, 1999  by and  among
         Zipp  -  Express, Inc., Zipp Logistics, LLC, Jerry  L. Closser,  Daniel
         J. Frieden, Ernest F. Krebs and Richard E. Williamson, Celadon Group, Inc., and Zipp Express, Inc. (formerly known as Zipp Acquisition Corp.).,

99.1     Press release dated August 11, 1999.





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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 25, 1999
                                            CELADON GROUP, INC.



                                            By:  /s/ Paul Will
                                               -------------------------
                                                 Name: Paul Will
                                                 Title: Chief Financial Officer





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                                  EXHIBIT INDEX


DOC. NO. DOCUMENT DESCRIPTION


2.1 Asset Purchase Agreement dated as of August 10, 1999 by and among Zipp - Express, Inc., Zipp Logistics, LLC, Jerry L. Closser, Daniel J. Frieden, Ernest F. Krebs and Richard E. Williamson, Celadon Group, Inc., and Zipp Express, Inc. (formerly known as Zipp Acquisition Corp.).

99.1    Press release dated August 11, 1999.